Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Lithium Exploration Group, Inc. Scottsdale, Arizona

We hereby consent to the inclusion in this Registration Statement on Form S-1 dated July 29, 2011 of our report dated September 17, 2010 relating to the financial statements for the years ended June 30, 2010 and 2009. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

July 29, 2011